UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2020

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which Registered
Class A Stock, par value $0.1 per share	BPYU	Nasdaq Global Select Market
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPYUP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 6, 2020 Brookfield Property REIT Inc. (the “Company”) disclosed the following financial information:

The following is the Company’s balance sheet as at September 30, 2020 and December 31, 2019.

Brookfield Property REIT Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2020	December 31, 2019
	(Dollars in thousands, except share and per share amounts)
Assets:
Investment in real estate:
Land	$3,719,749	$3,659,595
Buildings and equipment	14,225,715	14,020,589
Less accumulated depreciation	(2,917,298)	(2,569,911)
Construction in progress	235,186	160,443
Net property and equipment	15,263,352	15,270,716
Investment in and loans to/from Unconsolidated Real Estate Affiliates	4,461,997	4,634,292
Net investment in real estate	19,725,349	19,905,008
Cash and cash equivalents	173,341	197,829
Accounts receivable, net	563,612	234,928
Notes receivable, net	44,572	76,310
Deferred expenses, net	166,956	188,591
Prepaid expenses and other assets	757,832	745,060
Deferred tax assets, net	620,058	625,660
Total assets	$22,051,720	$21,973,386
Liabilities:
Mortgages, notes and loans payable	$16,330,129	$15,902,894
Investment in Unconsolidated Real Estate Affiliates	131,201	125,565
Accounts payable and accrued expenses	1,025,044	1,027,130
Dividend payable	454	21
Junior subordinated notes	206,200	206,200
Total liabilities	17,693,028	17,261,810
Redeemable equity interests	890,464	1,354,234
Redeemable noncontrolling interests	61,670	62,235
Total redeemable interests	952,134	1,416,469
Equity:
Total stockholders' equity	1,969,268	1,762,367
Noncontrolling interests	1,437,290	1,532,740
Total equity	3,406,558	3,295,107
Total liabilities, redeemable interests and equity	$22,051,720	$21,973,386

The following is the Company’s income statement for the three and nine months ended September 30, 2020 and September 30, 2019.

Brookfield Property REIT Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30, 2020		Nine Months Ended September 30, 2020
	2020	2019	2020	2019
	(Dollars in thousands, except per share amounts)
Revenues:
Rental revenues, net	$326,707	$317,469	$1,019,609	$954,728
Management fees and other corporate revenues	28,923	44,206	90,826	123,444
Other	11,353	13,450	34,643	34,368
Total revenues	366,983	375,125	1,145,078	1,112,540
Operating Expenses:
Real estate taxes	51,054	43,726	147,517	126,955
Property maintenance costs	6,640	6,297	22,200	22,693
Marketing	1,197	965	3,602	2,790
Other property operating costs	51,471	45,271	138,554	129,768
Property management and other costs	62,836	59,042	181,335	174,339
General and administrative	5,753	4,929	15,645	15,661
Costs related to the BPY Transaction	—	—	—	9,179
Provision for impairment	—	38,794	71,455	223,142
Depreciation and amortization	165,200	120,249	485,442	357,429
Total operating expenses	344,151	319,273	1,065,750	1,061,956
Interest and dividend income	1,969	12,138	5,828	23,451
Interest expense	(164,443)	(180,755)	(507,209)	(494,306)
Gain (loss) on extinguishment of debt	—	(27,542)	14,320	(27,542)
Gain (loss) from changes in control of investment properties and other, net	—	39,712	(15,433)	39,712
Loss before income taxes, equity in income (loss) of Unconsolidated Real Estate Affiliates and related gain on investment, and allocation to noncontrolling interests	(139,642)	(100,595)	(423,166)	(408,101)
Benefit from (provision for) income taxes	(5,808)	14,021	(4,596)	6,068
Equity in income (loss) of Unconsolidated Real Estate Affiliates	(44,155)	16,145	(105,424)	434
Unconsolidated Real Estate Affiliates - (loss) gain on investment, net	(645)	33,640	10,882	137,994
Net loss	(190,250)	(36,789)	(522,304)	(263,605)
Allocation to noncontrolling interests	19,630	3,366	60,807	34,617
Net loss attributable to Brookfield Property REIT Inc.	$(170,620)	$(33,423)	$(461,497)	$(228,988)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2020, the Board of Directors of the Company (the “Board”) appointed Michael J. Warren to the Board. Mr. Warren is Global Managing Director of Albright Stonebridge Group, a premier strategic advisory firm advising senior executives on their mission-critical business priorities across the globe. He serves on the boards of Commonfund, Walker and Dunlop, MAXIMUS, is a trustee of the Yale University Corporation and the Yale Endowment Investment Committee.

Concurrent with Mr. Warren’s appointment, Scott Cutler resigned as a director of the Company. Mr. Cutler will be joining the board of affiliate company Brookfield Renewable Partners (NYSE, TSX: BEP).

Effective as of November 5, 2020, Mr. Warren will become eligible to receive the standard compensation provided by the Company to its other independent directors.

Consistent with the Joint Governance Agreement, dated as of August 28, 2018, among the Company, Brookfield Property Partners L.P., Brookfield Property Partners Limited (the “BPY General Partner”) and BP US REIT LLC, Mr. Warren will also serve as a member of the board of directors of the BPY General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

November 6, 2020	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary